                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                               CALPROP CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               CALPROP CORPORATION
                            13160 MINDANAO WAY, #180
                        MARINA DEL REY, CALIFORNIA 90292


                                   ----------

                NOTICE OF THE 2001 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 24, 2001

                                   ----------

To the Shareholders of
Calprop Corporation:

      The 2001 Annual Meeting of Shareholders of Calprop Corporation, a California corporation (the "Company"), will be held on May 24, 2001 at 2:00 p.m., local time, at the Courtyard Marriot, 13480 Maxella Avenue, Marina Del Rey, California, for the following purposes, all as more fully set forth in the accompanying Proxy Statement:

      1. To elect five directors of the Company to serve until the Next Annual Meeting of Shareholders and until their successors are elected and qualified; and

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 4, 2001 as the record date for determining shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.



                                             By Order of the Board of Directors,




                                             Mark F. Spiro
                                             VICE PRESIDENT/SECRETARY/TREASURER

Dated: April 16, 2001

      YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                               CALPROP CORPORATION
                            13160 MINDANAO WAY, #180
                        MARINA DEL REY, CALIFORNIA 90292



                   PROXY STATEMENT FOR THE 2001 ANNUAL MEETING
                   OF SHAREHOLDERS TO BE HELD ON MAY 24, 2001



                               GENERAL INFORMATION

      This Proxy Statement is being mailed on or about April 16, 2001, to the shareholders of Calprop Corporation, a California corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board of Directors") to be used at the 2001 Annual Meeting of the Shareholders of the Company to be held on May 24, 2001 (the "Meeting") and any adjournment or adjournments thereof. Any proxy given may be revoked at any time prior to the exercise of the powers conferred by it by filing with the Secretary of the Company a written notice signed by the shareholder revoking such proxy or a duly executed proxy bearing a later date. In addition, the powers conferred by such proxy may be suspended if the person executing the proxy is present at the meeting and elects to vote in person. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e. shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. All shares represented by each properly executed and unrevoked proxy received in time for the Meeting will be voted (unless otherwise indicated thereon) in the manner specified therein at the Meeting and any adjournment or adjournments thereof.

      The Company will pay the expenses of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares. In addition to the use of the mails, some of the Company's directors, officers and regular employees, without extra compensation, may solicit proxies by telegram, telephone and personal interview.

      The Annual Report of the Company for year ended December 31, 2000 is being mailed to shareholders concurrently with the mailing of this Notice of Annual Meeting and Proxy Statement.


                                  VOTING RIGHTS

      The close of business on April 4, 2001 (the "Record Date") has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. On the Record Date, there were outstanding 10,290,535 shares of the Company's Common Stock, no par value ("Common Stock"), all of one class and all of which are entitled to be voted at the Meeting. Holders of such issued and outstanding shares of Common Stock are entitled to vote their shares on a cumulative basis as described in "Election of Directors" below.

      A majority of the outstanding shares will constitute a quorum at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in the tabulation of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

      Victor Zaccaglin, Chairman of the Board and Chief Executive Officer of the Company, beneficially owns approximately 45.4% of the outstanding shares of the Company's Common Stock entitled to be voted at the Meeting and has advised the Company that he intends to vote such shares for the nominees for director listed below. Other officers, directors and affiliates of the Company beneficially own in the aggregate approximately 46.3% of the outstanding shares of the Company's Common Stock entitled to be voted at the Meeting, and it is anticipated that such persons will vote for the nominees for director set forth below. Accordingly, if all such shares are voted for the nominees for director set forth below, no additional affirmative vote of the outstanding shares of the Company's Common Stock will be required for the election of the nominees for director specified below.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of April 4, 2001 (unless otherwise indicated in the notes to the table), certain information concerning the beneficial ownership of the Company's equity securities of each person known by the Company to own beneficially five percent or more of the Company's Common Stock, the Company's only outstanding class of securities presently entitled to vote. A person is deemed to be the beneficial owner of securities, whether or not he has any economic interest therein, if he directly or indirectly has (or shares with others) voting or investment power with respect to the securities or has the rights to acquire such beneficial ownership within sixty days. The percentages set forth in the following table and in the table under the caption "Beneficial Ownership of Management" as to each person's ownership of the Company's Common Stock are based on the 10,290,535 shares of Common Stock outstanding on April 4, 2001, plus any shares which may be acquired upon exercise of stock options by such person which are exercisable on or within sixty days after such date. Accordingly, the percentages are based upon different denominators.

                                                                             NUMBER OF SHARES
         NAME AND ADDRESS OF                                                  OF COMMON STOCK           PERCENT
          BENEFICIAL OWNER                                                 BENEFICIALLY OWNED(1)       OF CLASS
         -------------------                                                -------------------        --------
Victor and Hannah Zaccaglin(2)                                                  4,671,227(3)              45.9%
13160 Mindanao Way, #180
Marina Del Rey, California 90292

John Curci(4)                                                                   2,957,010(5)              28.7%
717 Lido Park Drive
Newport Beach, California 92663

Ronald S. Petch(6)                                                                687,109(7)               6.5%
13160 Mindanao Way, #180
Marina Del Rey, CA 90292

----------
(1) Information with respect to beneficial ownership is based on information furnished to the Company by each shareholder included in the table or included in filings with the Securities and Exchange Commission. Except as indicated in the notes to the table, each shareholder included in the table has sole voting and dispositive power with respect to the shares shown to be beneficially owned by such shareholder. The table may not reflect limitations on voting power and investment power arising under community property and similar laws.

(2) Various members of Victor and Hannah Zaccaglin's family own Common Stock of the Company. Although there is no agreement or understanding between such parties as to the holding or voting of their respective shares of Common Stock, it is anticipated that such persons (including John Curci and Ronald S. Petch) will vote for the slate of Directors as listed below.

(3) This amount also includes 73,368 shares (1.6%) held in trust by Victor and Hannah Zaccaglin for the benefit of their children and relatives. This amount also includes 100,000 shares acquirable under options which were exercisable by Mr. Zaccaglin on or within sixty (60) days after April 4, 2001.

(4)   John Curci is Victor Zaccaglin's cousin.

(5) This amount also includes 1,000,000 shares (33.8%) held in trust by John Curci for the benefit of his children.

(6)   Ronald S. Petch is Victor Zaccaglin's nephew.

(7) This amount also includes 280,000 shares acquirable under options which were exercisable by Mr. Ronald S. Petch on or within sixty (60) days after April 4, 2001.


BENEFICIAL OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of April 4, 2001, certain information concerning the beneficial ownership of the equity securities of the Company of
(i) each director and nominee for director of the Company, (ii) each executive officer of the Company covered by the Summary Compensation Table below and (iii) all directors and executive officers of the Company as a group.

                                                                             NUMBER OF SHARES
                                                                              OF COMMON STOCK           PERCENT
      NAME OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED(1)(2)      OF CLASS
       -----------------------                                            ----------------------       --------
Victor Zaccaglin(3)                                                              4,767,227                   45.9%
Ronald S. Petch(4)                                                                 687,109                   6.5%
Mark F. Spiro                                                                      460,000                   4.4%
Richard Greene                                                                     190,000                   1.8%
Christopher Hoopes                                                                  45,000                   0.4%
E. James Murar                                                                       7,500                  --
Mark T. Duvall                                                                      17,500                  --
All Directors and Executive Officers as a group (9 persons)                      6,203,436                   55.8%

----------
(1)   See Note 1 to the preceding table.

(2) Includes the following numbers of shares of Common Stock acquirable under options which were exercisable on or within sixty days after April 4, 2001: Ronald S. Petch, 280,000; Mark F. Spiro, 220,000; Richard Greene, 152,000; Christopher Hoopes, 40,000; E. James Murar, 7,500; Mark T. Duvall, 7,500; all Directors and Executive Officers as a group, 831,600.

(3)   See Notes 2 and 3 to the preceding table.

(4)   See Notes 6 and 7 to the preceding table.

                                 PROPOSAL NO. 1


NOMINATION AND ELECTION OF DIRECTORS

      The Board of Directors is comprised of five directors each of whom is standing for election at the annual meeting. Each director elected at the Meeting will hold office for a term expiring at the 2002 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

      It is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the five nominees named below. While the Company has no reason to believe that any of the nominees will be unable to serve as a director, it is intended that if such an event should occur, such shares will be voted for such substitute nominee or nominees as may be selected by the Board of Directors. The candidates receiving a plurality of the votes of the shares present and entitled to vote at the Meeting in person or by proxy will be elected.

      Pursuant to California law, the election of directors is by cumulative voting. Each shareholder may cumulate such shareholder's votes and give one nominee a number of votes equal to the number of directors to be elected (5) multiplied by the number of shares held by the shareholder, or such shareholder can distribute his votes among all of the nominees as the shareholder sees fit. By giving your Proxy, you are authorizing the Proxyholders to vote your shares for the nominees as they determine is appropriate.

      Set forth below is certain information regarding the nominees for director of the Company. Messrs. Petch, Zaccaglin, Murar, Duvall and Spiro are presently serving as directors of the Company for terms expiring at the Meeting.


NOMINEES FOR ELECTION AS DIRECTORS


                                                             PRINCIPAL OCCUPATION                      DIRECTOR
       NAME                               AGE        AND OTHER POSITIONS WITH THE COMPANY                SINCE
      ------                             ----         -----------------------------------              --------
Ronald S. Petch                           56    President of the Company since November, 1993            1974
                                                and prior to that he served as Executive Vice
                                                President, Operations since February, 1992.

Victor Zaccaglin                          80    Chairman of the Board and Chief Execu-                   1961
                                                tive Officer of the Company since 1961 and
                                                also President from 1961 to October, 1987
                                                and from March, 1992 to November, 1993.

Mark F. Spiro                             49    Chief Financial Officer of the Company since             1998
                                                1993 and formerly, Chief Financial Officer of
                                                Inco Homes from 1989 to 1993.

E. James Murar                            60    Chairman and Chief Executive Officer of                  1999
                                                RecreActions Group of Companies since 1971.

Mark T. Duvall                            40    Portfolio Manager at Wells Fargo since 1994;             1999
                                                Chief Financial Analyst at Strategic Wealth
                                                Management 1992 to 1994; and Financial Analyst
                                                at Simpson Investment Company 1987 to 1992.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

      The Board of Directors held a total of four regular meetings during calendar year 2000. All directors attended no less than 75% of the aggregate of
(a) the total number of meetings of the Board of Directors and (b) the total number of meetings of all committees of the Board on which he served.

      The Company has an Audit Committee, the function of which is to assist the Board of Directors in fulfilling its responsibilities with respect to corporate accounting, auditing, and reporting practices. In performing such function, the Audit Committee is responsible for selecting the firm of certified public accountants to be retained as the Company's auditors and maintains a direct line of communication with the Company's independent auditors. The Audit Committee has met and discussed with management the Company's audited financial statements at and for the years ended December 31, 2000. Based on the Committee's review of the audited statements and its discussion of certain items with the Company's independent auditors (including matters required under Statement of Auditing Standards 61 as well as the letter and disclosures required by Independence Standards Board Standard No. 1), the Committee recommended that the audited statements for 2000 be included in the Form 10-K Annual Report, a copy of which accompanies this proxy statement. The Audit Committee held two meetings during calendar year 2000. Its current members are Messrs. Zaccaglin, Duvall and Murar (the Chairman of the Audit Committee). Mr. Duvall was absent from one of the meetings of the Audit Committee.

      The Company also has a Stock Option/Compensation Committee which authorizes and reviews the chief executive officer's compensation and the granting of stock options and stock to key employees and directors of the Company. This committee held one meeting during calendar year 2000 in which both of its current members, Messrs. Duvall, Zaccaglin and Murar (the Chairman of the Stock Option/Compensation Committee) were present.

      The Company has no Nominating Committee.


BOARD STOCK OPTION/COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company's Executive Compensation Program is administered by the Stock Option/Compensation Committee (the "committee") of the Board of Directors. The committee is comprised of two independent, nonemployee director and one director who is an officer of the Company. The committee strives to set an executive compensation program which emphasizes both business performance and shareholder value. It attempts to do this by attracting, rewarding, and retaining qualified and productive individuals, tying compensation to both Company and individual performance, ensuring competitive and equitable compensation levels, and fostering executive stock ownership. The committee also relies on recommendations from the Company's management regarding executive compensation levels.

      The committee reviews each management employee's salary annually. In determining an appropriate salary level, the committee considers the level and scope of responsibility, experience, individual performance, an evaluation of the Company's performance, and pay practices among similar companies in the industry. There are no specific performance or other criteria assigned to any of these measurements.

      The Company has implemented an annual incentive compensation plan and as discussed below, has adopted incentives as a component of the compensation of its officers and other certain employees. The Company's long term incentive philosophy is that compensation should be related to an improvement in shareholder value, thereby creating a mutuality of interest with the Company's stockholders. In furtherance of this objective, the Company awards its officers and certain other employees stock options, the objective being to provide a competitive total long-term incentive opportunity.

      The committee believes that the Company's stock option plan is compatible with shareholder interest in that it encourages executives to maintain a long-term equity interest in the Company. The provisions of the plan are also consistent with prevailing practices in the homebuilding industry. The committee is currently reviewing ways in which both the award of options and their exercise may be tied more closely to the performance of the Company's stock.

      The salary of the Chief Executive Officer was set at $178,500 for 2000 and is currently at $208,500 for 2001.

      Each of the members of the Company's Stock Option/Compensation Committee has specifically concurred in the foregoing report.

             COMPENSATION AND IDENTIFICATION OF EXECUTIVE OFFICERS;
                          TRANSACTIONS WITH MANAGEMENT


EXECUTIVE COMPENSATION

      The following table sets forth as to the Chief Executive Officer, the President, the Chief Financial Officer, the Vice President of the Company and the President of a subsidiary, information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the fiscal year ended December 31, 2000, and the two preceding fiscal years. No other executive officer received more than $100,000 in annual salary and bonus during calendar year 2000.


SUMMARY COMPENSATION TABLE


                                               ANNUAL COMPENSATION(1)    LONG-TERM COMPENSATION
                                               ----------------------    -----------------------
                                                                        RESTRICTED   SECURITIES
                                                                           STOCK     UNDERLYING     ALL OTHER
NAME AND POSITION                                YEAR      SALARY       AWARD(S)(7)   OPTION(S)  COMPENSATION(8)
-----------------                                -----   ----------     -----------  ----------  --------------
Victor Zaccaglin(2)                              2000     $178,500            --            --      $  887
Chairman of the Board and                        1999      170,000            --            --         887
Chief Executive Officer and Director             1998      155,000            --            --         887

Ronald S. Petch(3)                               2000     $173,250            --            --      $1,320
Director, Chief Operating                        1999      165,000            --        80,000       1,416
Officer and President                            1998      150,000       $48,750        80,000       1,319

Mark F. Spiro(4)                                 2000     $165,000            --            --      $  512
Director and Chief Financial Officer             1999      145,000            --        80,000         554
                                                 1998      120,000       $48,750        80,000         587

Richard L. Greene(5)                             2000     $120,000            --            --      $  804
Vice President of Northern California division   1999      112,000            --        40,000         879
                                                 1998      103,000       $24,375        40,000         912

Christopher Hoopes(6)                            2000     $132,000            --            --      $  710
President of Colorado Pacific Homes, Inc.        1999      132,000            --        20,000         132
                                                 1998       96,445       $ 8,125        20,000         132

----------
(1) Does not include certain amounts paid by the Company which may have value to the recipient as personal benefits. Although such amounts cannot be precisely determined, the Company has concluded that the aggregate amount thereof does not exceed 10% of the cash compensation of Messrs. Zaccaglin, Petch, Spiro, Greene or Hoopes.

(2) Mr. Zaccaglin, age 80, has been Chairman of the Board and Chief Executive Officer of the Company since 1961. He was President from March, 1992 to November, 1993 and prior to that from 1961 to October, 1987.

(3) Mr. Petch, age 56, has been President since November, 1993 and prior to that was Vice President, Operations of the Company since February 1992. Since 1974, he has been a director of the Company, and from March 1981 until February 1992, he was engaged in real estate investments, development and marketing.

(4) Mark F. Spiro, age 49, has been employed by the Company since November 1993 as its Vice President of Finance,

      Secretary and Treasurer. From July 1989 until September 1993 he was employed as chief financial officer at Inco Homes, a residential builder in Southern California.

(5) Richard L. Greene, age 53, is a Vice President of the Northern California Division of the Company. He has been employed by the Company since July 1985, and prior to September 1991, was a Senior Project Manager for the Company.

(6) Christopher Hoopes, age 49, has served as President of Colorado Pacific Homes, Inc., a Colorado corporation since April 1998. He was employed by Watt Industries as President of the Colorado division from July 1993 to June 1996 and from June 1996 to March 1998 he was manager of Christopher Homes, LLC.

(7) The amount shown is based upon the closing market price of shares of the Company's Common Stock on the date of the restricted stock award multiplied by the number of shares awarded. Mr. Zaccaglin received the following awards of restricted stock: 20,000 shares on October 31, 1991, valued at $25,000, 30,000 shares on October 6, 1993, valued at $22,500, 30,000 shares on October 4, 1995, valued at $31,875 and 30,000 shares on October 8, 1997, valued at $20,625. Mr. Petch has received 10,000 shares on February 2, 1992, valued at $30,000, 20,000 shares on October 6, 1993, valued at $15,000, 20,000 shares on October 4, 1994, valued at $15,000, 20,000 shares on October 4, 1995, valued at $21,250, 20,000 shares on October 8, 1997, valued at $13,750 and 30,000 shares on October 5, 1998, valued at $48,750. Mr. Spiro has received 10,000 shares on November 1, 1993, valued at $8,125, 10,000 shares on October 4, 1994, valued at $7,500, 10,000 shares on October 4, 1995, valued at $10,625, 10,000 shares on October 8, 1997, valued at $6,875 and 30,000 shares on October 5, 1998, valued at $48,750. Mr. Greene has received 3,000 shares on October 31, 1991, valued at $7,500, 5,000 shares on October 6, 1993, valued at $3,750, 5,000 shares on October 4, 1994, valued at $7,500, 5,000 shares on October 4, 1995, valued at $5,312.50, 5,000 shares on October 8, 1997, valued at $3,437.50 and 15,000 shares on October 5, 1998, valued at $24,375. Mr.
      Hoopes has received 5,000 shares on October 5, 1998, valued at $8,125. The number of restricted shares held by Messrs. Zaccaglin, Petch, Spiro, Greene, and Hoopes as of December 31, 2000 is 110,000, 120,000, 70,000,
      38,000 and 5,000, respectively. The value of such restricted shares as of December 31, 2000 is $116,875, $127,500, $74,375, $40,375 and $5,313,
      respectively. Twenty percent of each award vests on the anniversary date of each grant, resulting in Messrs. Zaccaglin, Petch, Spiro, Greene and Hoopes holding a total of 98,000, 94,000, 48,000, 27,000, and 2,000 vested shares, respectively, as of December 31, 2000.

(8) Such other compensation represents the amount of insurance premiums paid by the Company with respect to term life insurance for the benefit of Messrs. Zaccaglin, Petch, Spiro, Greene and Hoopes.

      In addition to Messrs. Zaccaglin, Petch, Spiro, Greene and Hoopes, the Company currently has two other executive officers: Susan Soh, age 31, has been employed by the Company since June 1997 as its controller. From January 1997 to June 1997 she was employed as financial manager at DFS North American and from September 1993 to December 1997 at Deloitte & Touche, LLP as a senior accountant. Curtis Gullett, age 37, has been employed by the Company since February 1997 as field superintendent, general superintendent and presently, as Vice President. All of the Company's executive officers serve at the pleasure of the Board of Directors.

FISCAL YEAR END OPTION VALUES

      Shown below is information with respect to the unexercised options to purchase the Company's Common Stock granted under the 1993 Stock Option Plan and in prior years under the 1983 Stock Option Plans to Messrs. Zaccaglin, Petch, Spiro, Greene and Hoopes.


                                                            NUMBER OF SHARES OF
                                                          COMMON STOCK UNDERLYING
                                                                UNEXERCISED            VALUE OF UNEXERCISED
                                    SHARES ACQUIRED           OPTIONS HELD AT         IN-THE-MONEY OPTIONS AT
                                     UPON EXERCISE           DECEMBER 31, 2000         DECEMBER 31, 2000(1)
                                    ---------------          -----------------         --------------------
NAME                            NUMBER   VALUE RECEIVED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----                          ---------  -------------  ----------   ------------   ----------   ------------
Victor Zaccaglin                330,000           --       100,000           --       $30,625           --
Ronald S. Petch                 325,000           --       280,000        5,000        26,250           --
Mark F. Spiro                   170,000           --       220,000           --        22,500           --
Richard L. Greene                10,000       $8,125       152,000           --        14,375           --
Christopher Hoopes                   --           --        40,000           --            --           --

----------
(1) Options are "In-the-Money" if the fair market value of the underlying Common Stock at year-end exceeds the exercise price of the option.

COMPENSATION OF DIRECTORS

      Each non-employee director (Messrs. Murar and Duvall) receives annual compensation of $2,000 for serving as a director and no additional fees for serving as a member of any committee of the Board of Directors. All directors of the Company (except directors serving on the Stock Option Committee) are eligible to receive stock options under the Company's 1993 Stock Option Plan. All non-employee directors then serving on the Stock Option/Compensation Committee are eligible to receive stock options under the Company's Director Stock Option Plan, described below.

DIRECTOR STOCK OPTION PLAN

      The Company maintains the Calprop Corporation Director Stock Option Plan (the "Director Plan") which authorizes the granting of options to purchase a maximum of 100,000 shares of the Company's Common Stock to non-employee directors of the Company who are serving on the Company's Stock Option/Compensation Committee. The Director Plan was adopted in order to permit non-employee directors of the Company who serve on the Stock Option/Compensation Committee administering the Company's employee stock option plans to continue to be eligible to receive stock options without adversely affecting the qualification of the employee plans under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

      The Director Plan provides for annual grants of options to purchase 7,500 shares of the Company's Common Stock on the date of the organizational meeting of the Board of Directors of the Company (which is the first meeting of the Board of Directors following the Company's Annual Meeting of Shareholders). The purchase price of shares covered by an option granted under the Director Plan shall be the fair market value (as defined in the Director Plan) of the Company's Common Stock on the date of grant of the option. Generally, fair market value is defined as the closing price for such stock on the OTC Bulletin Board on the date of grant. Each option granted under the Director Plan becomes exercisable in full on the first anniversary of the date on which it was granted, provided that no such option may be exercised after the expiration of ten years from the date of grant.

DEFERRED COMPENSATION PLAN

      The Company has established a plan under which executive officers who have received grants of restricted stock may defer the receipt of any stock which has not become vested until the earliest of 2004, their separation from service with the Company or a change in control of the Company. Participants in the plan may elect to further defer receipt of such stock until 2007. Stock which is deferred under the plan is held in a trust for the benefit of the participants; however, assets in the trust (i.e., shares of the common stock) are subject to the claims of the Company's creditors. Other than minor administrative costs borne by the Company, the plan does not entail material costs to the Company nor income to the participating officers (other than the value of the stock previously granted to the participants, which the Company believes has been deferred for federal income tax purposes until the stock is distributed to the participants).


CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

      Related-Party Notes--The Company has the following notes payable to the Curci-Turner Company, Mr. John Curci, Sr. is the a principal and is a principal shareholder of the Company, at December 31, 2000. Under the terms of certain of the notes payable, Mr. Curci participates in "Net Proceeds" from certain projects, as defined in the loan agreement, which is comparable to net profit:

                                                                                                 DECEMBER 31,
                  PROJECT                   MATURITY DATE         INTEREST RATE    PROFIT SHARE      2000
                  ------                     -----------          ------------       ---------    -----------
Summertree Park ..........................    Paid Off            Prime + 1.5%          40%       $        --
Antares ..................................    Paid Off                 12%              33%                --
Montserrat ...............................    Paid Off                 12%              50%                --
Parkland Farms ...........................    Paid Off                 12%              50%                --
High Ridge Court .........................    June 2001                12%              50%         3,084,491
Saddlerock ...............................     Demand                  12%              50%         2,600,000
Mockingbird Canyon .......................    June 2001                12%              50%         2,608,912
Montserrat Classics ......................  December 2001              12%              50%         3,450,000
                                                                                                  -----------
                                                                                                   11,743,403
                                                                                                  -----------
Other:
   Unsecured loans .......................  December 2001          10% to 12%                       2,129,357
                                                                                                  -----------
                                                                                                  $13,872,760
                                                                                                  ===========


      During 1999, the Company purchased RGC's fifty percent ownership in RGCCLPO, E. James Murar is a principal of RGC and a director of the Company. RGC and the Company formed RGCCLPO to develop Parc Metropolitan in Milpitas. Consideration for the purchase consisted of issuance of a note payable for $2,000,000 and payment of cash of $1,000,000. As of December 31, 2000, the outstanding principal balance on this loan totaled $2,000,000.

      During 1996, the Company converted its Preferred Stock to Common Stock and the accrued Preferred Stock dividend due to an officer of the Company and a related party of $581,542 and $472,545, respectively, was exchanged for notes with interest payable at 10%. As of December 31, 2000, the outstanding principal due Mr. Victor Zaccaglin and Mr. John Curci, Sr. on these notes was $581,542 and $462,330, respectively.

      Included in notes payable to related parties is a note payable to Mission Gorge, LLC which bear interest at 12%. Outstanding balance as of December 31, 2000 was $2,000,000. Mission Gorge, LLC was formed between the Company and the Curci-Turner Company to develop a certain 20 acres in the City of San Diego, CA.

      Included in notes payable to related parties are notes payable to Victor Zaccaglin which bear interest at 12%. Outstanding balances as of December 31, 2000 was $1,045,611. The Company has other loans from related parties, which provide for interest at 10% and prime plus 1% (9.50% at December 31, 2000) per annum and in which certain loans are due on demand. As of December 31, 2000 these loans totaled $740,000.

      On March 10, 1998, three officers, Messrs Zaccaglin, Petch, Spiro and a director of the Company, John L. Curci, exercised options to purchase a total of 720,000 shares of common stock with a weighted-average exercise price of $0.8989 per share. The Company received $199,395 cash from Mr. Zaccaglin and received $447,813 in notes receivable from Messrs Spiro, Petch and Curci as a result of the exercise of these options. The notes receivable accrue interest at 4.987% and mature on March 10, 2001 and are guaranteed by the officers. The notes' maturity dates have been extended to March 10, 2004.

      On October 15, 1998, an officer of the Company, Mr. Richard Greene, exercised options to purchase a total of 10,000 shares of common stock with a weighted-average exercise price of $0.8125 per share. The Company received a note receivable for $8,125 from the officer as a result of the exercise of these options. The note receivable accrues interest at 4.987% and matures on October 15, 2001 and is guaranteed by the officer.

      As of December 31, 2000, accrued interest for the stock purchase loans was $63,796.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Deloitte & Touche LLP served as the Company's auditors in calendar year 2000. The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the independent public accountants of the Company for calendar year 2001 and considers Deloitte & Touche LLP to be well qualified. If Deloitte & Touche LLP shall decline to act, or otherwise become incapable of acting, or if its engagement is otherwise terminated by the Board of Directors or the Audit Committee (none of which events are currently anticipated), the Audit Committee will appoint other auditors for 2001. A representative of Deloitte & Touche LLP will be present at the Meeting where he or she will be given an opportunity to make a statement if he or she so desires and will be available to respond to questions raised during the Meeting.

      The Company's Audit Committee approves in advance all audit and non-audit services to be performed by the Company's independent public accountants and considers the possible effect on the independence of the accountants. No relationship exists between the Company and Deloitte & Touche LLP other than the usual relationship between independent public accountants and client.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and certain of its officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the company believes that during the calendar year ended December 31, 2000, its directors, officers and 10% shareholders complied with all filing requirements under Section 16(a) of the Exchange Act.

PERFORMANCE GRAPH

      The following performance graph compares the performance of the Company's common stock to the Russell 2000 Index and an average of a group of four homebuilders, which includes Capital Communities (CPCY), Zaring National (ZHOM), Meritage (MTH) and Schuler Homes (SHLR), for the five years ended December 31, 2000. The graph assumes that the value of the investment in the common stock and each index was $100 at December 31, 1995, and that all dividends were reinvested. The Company believes that such comparison remains a fair reflection of companies with comparable market capitalizations to that of the Company.


                             CUMULATIVE TOTAL RETURN
          BASED UPON AN INITIAL INVESTMENT OF $100 ON DECEMBER 31, 1995
                            WITH DIVIDENDS REINVESTED

                                           DEC-95      DEC-96     DEC-97      DEC-98      DEC-99     DEC-00
                                           ------      ------     ------      ------      ------     ------
Calprop Corporation                         $100        $ 62       $ 85        $185        $196       $131
Russell 2000                                $100        $116       $143        $139        $168       $163
Custom Composite Index (4 Stocks)           $100        $ 90       $ 94        $100        $ 84       $148


THE 4-STOCK CUSTOM COMPOSITE INDEX CONSISTS OF CAPITAL COMMUNITIES CORPORATION, MERITAGE CORPORATION, SCHULER HOMES, INC. AND FIRST CINCINNATTI, INC. (AKA ZERING NATIONAL CORPORATION).

SHAREHOLDER PROPOSALS

      A shareholder proposal intended to be presented at the Company's 2002 annual shareholders meeting must be received by the Company at its principal executive offices on or before January 3, 2002, for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                                 OTHER BUSINESS

      The Board of Directors does not intend to present any other business at the Meeting and knows of no other matters which will be presented at the Meeting.



                                             By order of the Board of Directors,




                                             Mark F. Spiro
                                             VICE PRESIDENT/SECRETARY/TREASURER

Dated: April 16, 2001

      YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                                                           Please mark
                                                          your votes as   /X/
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.      indicated in
                                                          this example





Item 1 - ELECTION OF DIRECTORS

Nominees:  Victor Zaccaglin    E. James Murar
           Ronald S. Petch     Mark F. Spiro    Mark T. Duvall

                                       WITHHELD
                             FOR       FOR ALL
                          /    /      /    /

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

Item 2 - TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                    FOR       AGAINST      ABSTAIN
                  /    /      /    /       /    /
The undersigned hereby revokes any prior proxy and ratifies and confirms all acts that the proxies named on the reverse side of this page or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof.

The undersigned hereby acknowledges receipt of the Notice of the 2001 Annual Meeting of Shareholders and accompanying Proxy Statement dated April 16, 2001. The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers, including the right to cumulate votes, hereby conferred on the reverse side of this page.

Date: _____________________________________, 2001

_________________________________________________
             SIGNATURE OF SHAREHOLDER
_________________________________________________
           SIGNATURE, IF HELD JOINTLY

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                               CALPROP CORPORATION
                       2001 ANNUAL MEETING OF SHAREHOLDERS

                               Date: May 24, 2001

                           Time: 2:00 p.m., local time

                           Location: Courtyard Marriot
                              13480 Maxella Avenue
                           Marina Del Rey, California

                             Contact: Ms Dori Baron

                            Telephone: (310) 306-4314

PROXY                                                                      PROXY

                               CALPROP CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   OF THE 2000 ANNUAL MEETING OF SHAREHOLDERS

      The undersigned shareholder of Calprop Corporation hereby appoints Victor Zaccaglin and Mark T. Duvall and each of them, with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 2001 Annual Meeting of Shareholders of Calprop Corporation to be held on May 24, 2001 at the Courtyard Marriot, 13480 Maxella Avenue, Marina Del Rey, California, at 2:00 p.m., local time, and at any adjournment(s) thereof, with all powers, including voting rights, which the undersigned would possess if personally present at said meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND ALL OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE OF THIS PAGE.

                (Continued and to be SIGNED on the reverse side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE